                                                                   EXHIBIT 10.70

                          PURCHASE AND SALE AGREEMENT

                            AND ESCROW INSTRUCTIONS



                                BY AND BETWEEN



                             KILROY REALTY, L.P.,

                        A DELAWARE LIMITED PARTNERSHIP

                                      AS

                                    "BUYER"


                                      AND


             SWEDE-CAL PROPERTIES, INC., A CALIFORNIA CORPORATION,

VIKING INVESTORS OF SOUTHERN CALIFORNIA, A CALIFORNIA LIMITED PARTNERSHIP, AND

 VIKING INVESTORS OF SOUTHERN CALIFORNIA II, A CALIFORNIA LIMITED

                                 PARTNERSHIP,

                                 COLLECTIVELY,

                                   "SELLER"

                               TABLE OF CONTENTS
                               -----------------

                                                                          PAGE
                                                                          ----
ARTICLE I. PURCHASE AND SALE..............................................  1

     Section   1.1. Agreement of Purchase and Sale........................  1
     Section   1.2. Property Defined......................................  2
     Section   1.3. Purchase Price........................................  2
     Section   1.4. Payment of Purchase Price.............................  2
     Section   1.5. Deposit...............................................  3
     Section   1.6. Deposit as Liquidated Damages.........................  3
     Section   1.7. Escrow Holder.........................................  4
     Section   1.8. Like-Kind Exchange....................................  5
     Section   1.9. Alton Business Center Right of First Offer............  5

ARTICLE II. TITLE AND SURVEY..............................................  5

     Section   2.1. Delivery of Title Documents...........................  5
     Section   2.2. Title Examination.....................................  5
     Section   2.3. Pre-Closing "Gap" Title Defects.......................  6
     Section   2.4. Permitted Exceptions..................................  6
     Section   2.5. Conveyance of Title...................................  7

ARTICLE III. REVIEW OF PROPERTY...........................................  7

     Section   3.1. Right of Inspection...................................  7
     Section   3.2. Environmental Reports.................................  8
     Section   3.3. Right of Termination..................................  8
     Section   3.4. Review of Tenant Estoppels............................  9

ARTICLE IV. CLOSING....................................................... 10

     Section   4.1. Time and Place........................................ 10
     Section   4.2. Seller's Obligations At and Prior to Closing.......... 10
     Section   4.3. Buyer's Obligations at or Prior to Closing............ 12
     Section   4.4. Credits and Prorations................................ 13
     Section   4.5. Transaction Taxes and Closing Costs................... 16
     Section   4.6. Conditions Precedent to Obligation of Buyer........... 17
     Section   4.7. Conditions Precedent to Obligation of Seller.......... 17
     Section   4.8. Allocations........................................... 17

ARTICLE V. REPRESENTATIONS, WARRANTIES AND COVENANTS...................... 18

     Section   5.1. Representations and Warranties of Seller.............. 18
     Section   5.2. Relationship of Title Policy.......................... 19
     Section   5.3. Survival of Seller's Representations and Warranties... 20
     Section   5.4. Covenants of Seller................................... 20
     Section   5.5. Representations and Warranties of Buyer............... 21

     Section   5.6.   Covenant of Buyer....................................  21
     Section   5.7.   Survival of Buyer's Representations and Warranties...  21
     Section   5.8.   Environmental Indemnity..............................  22

ARTICLE VI. DEFAULT........................................................  23

     Section   6.1.   Default by Buyer.....................................  23
     Section   6.2.   Default by Seller....................................  23
     Section   6.3.   Recoverable Damages..................................  23

ARTICLE VII. RISK OF LOSS..................................................  23

     Section   7.1.   Minor Damage.........................................  23
     Section   7.2.   Major Damage.........................................  24
     Section   7.3.   Definition of "Major" Loss or Damage.................  24
     Section   7.4.   Rental Loss Insurance and Indemnification............  24

ARTICLE VIII. BROKERAGE COMMISSIONS........................................  24

     Section   8.1.   Buyer's Brokers......................................  24
     Section   8.2.   Jan-Erik Palm........................................  25

ARTICLE IX. DISCLAIMERS....................................................  25

ARTICLE X. MISCELLANEOUS...................................................  25

     Section   10.1.  Confidentiality......................................  25
     Section   10.2.  Public Disclosure....................................  25
     Section   10.3.  Assignment...........................................  26
     Section   10.4.  Notices..............................................  26
     Section   10.5.  Modifications........................................  27
     Section   10.6.  Entire Agreement.....................................  27
     Section   10.7.  Further Assurances...................................  28
     Section   10.8.  Counterparts.........................................  28
     Section   10.9.  Facsimile Signatures.................................  28
     Section   10.10. Severability.........................................  28
     Section   10.11. Applicable Law.......................................  28
     Section   10.12. No Third Party Beneficiary...........................  28
     Section   10.13. Captions.............................................  28
     Section   10.14. Construction.........................................  28
     Section   10.15. Recordation..........................................  28
     Section   10.16. Exhibits.............................................  29
     Section   10.17. Date of Performance..................................  29
     Section   10.18. Attorneys Fees.......................................  29

EXHIBITS
--------

A   -   DESCRIPTION OF LAND
B   -   LIST OF PERSONAL PROPERTY
C   -   LIST OF OPERATING AGREEMENTS
D   -   LIST OF ENVIRONMENTAL REPORTS
E   -   TENANT ESTOPPEL FORM
F   -   ESCROW HOLDER'S GENERAL PROVISIONS
G   -   FORM OF DEED
H   -   FORM OF BILL OF SALE
I   -   FORM OF ASSIGNMENT OF LEASES
J   -   FORM OF ASSIGNMENT OF CONTRACTS
K   -   FORM OF TENANT NOTICE
L   -   FORM OF FIRPTA AND CALFIRPTA CERTIFICATES
M   -   INTENTIONALLY OMITTED
N   -   LIST OF BROKERAGE AGREEMENTS
O   -   LIST OF SPECIFIED LITIGATION
P   -   LIST OF VIOLATION NOTICES
Q   -   RENT ROLL
R   -   8-K AND AUDIT REQUIREMENTS

                          PURCHASE AND SALE AGREEMENT
                            AND ESCROW INSTRUCTIONS


          THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this "Agreement") is made effective as of December 11, 1997 (the "Effective Date"),
----------                                                   --------------
by and between KILROY REALTY, L.P., a Delaware limited partnership ("Buyer"),
                                                                     -----
and SWEDE-CAL PROPERTIES, INC., a California corporation ("S-C"), VIKING INVESTORS OF SOUTHERN CALIFORNIA , a California limited partnership ("Viking I"), and VIKING INVESTORS OF SOUTHERN CALIFORNIA II, a California limited partnership ("Viking II") ("collectively, Seller").
                                          ------

                                  ARTICLE I.

                               PURCHASE AND SALE


          Section 1.1.  Agreement of Purchase and Sale.  Subject to the terms
                        ------------------------------

and conditions hereinafter set forth, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the following:

          (a) Those certain parcels of land situated in Orange County, California more particularly described in Exhibit A attached hereto and made a
                                          ---------
part hereof, together with all rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the parcels of land described in clause (a) of this Section 1.1 being herein referred to collectively as the "Land"). The Land
                                                               ----
is comprised of five (5) office and industrial parks which are known, located and currently owned as follows: (i) "Anaheim Corporate Center" in Anaheim, California, owned by S-C; (ii) "Pacific Park Plaza" in Aliso Viejo, California, owned by S-C; (iii) "Alton Business Center" in Irvine, California; owned by Viking II, (iv) "Dimension Business Park" in El Toro, California; owned by Viking I; and (v) "Gothard Industrial Park" in Huntington Beach, California, owned by Viking I;

          (b) the buildings, structures, fixtures and other improvements affixed to or located on the Land, excluding fixtures owned by tenants (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the "Improvements");
                     ------------

          (c) any and all of Seller's right, title and interest in and to all tangible personal property located upon the Land or within the Improvements (excluding that personal property located within Suite 175 located at 27131 Aliso Creek Road at the Pacific Park Plaza and the personal property located within Suite 165 located at 27111 Aliso Creek Road at the Pacific Park Plaza, all of which shall be removed by Seller no later than January 31, 1998), including, without limitation, any and all appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property owned by Seller, located on and used exclusively in connection with the operation of the Land and the Improvements, which personal property includes without limitation the personal property listed on Exhibit B attached hereto
                                                   ---------
(the
property described in clause (c) of this Section 1.1 being herein referred to collectively as the "Personal Property");
                     -----------------

          (d) any and all of Seller's right, title and interest in and to the leases, licenses, and occupancy agreements covering all or any portion of the Real Property (as hereinafter defined), to the extent they are in effect on the date of the Closing (as such term is defined in Section 4.1 hereof) (the property described in clause (d) of this Section 1.1 being referred to collectively as the "Leases"), together with all rents and other sums due
                     ------
thereunder (the "Rents") and any and all security deposits in Seller's
                 -----
possessions in connection therewith (the "Security Deposits"); and
                                          -----------------

          (e) any and all of Seller's right, title and interest in and to (i) all assignable contracts and agreements (collectively, the "Operating
                                                            ---------
Agreements") listed and described on Exhibit C attached hereto and made a part
----------                           ---------
hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property, and (ii) all assignable existing warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Personal Property, and (iii) all assignable existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Properties (the property described in clause
(e) of this Section 1.1 being sometimes herein referred to collectively as the "Intangibles").
 -----------

          Section 1.2.  Property Defined.  The Land and the Improvements are
                        ----------------
hereinafter sometimes referred to collectively as the "Real Property."  The
                                                       -------------
Land, the Improvements, the Personal Property, the Leases and the Intangibles respecting each individual parcel are collectively referred to as "Property." The Land, the Improvements, the Personal Property, the Leases and the Intangibles respecting all five (5) office and industrial parks are herein collectively referred to as the "Properties." The Properties contain, in the
                                 ----------
aggregate, approximately five hundred thirty-six thousand three hundred seventy (536,370) rentable square feet.

          Section 1.3.  Purchase Price.
                        --------------

          (a) Seller is to sell and Buyer is to purchase the Properties for the amount of Forty-Nine Million Dollars ($49,000,000) (the "Purchase Price").
                                                         --------------

          (b) For purposes of calculating documentary transfer tax, the Purchase Price shall be allocated to each Property in the manner to be mutually agreed upon by the parties hereto. Such allocation shall not be effective for any other purpose whatsoever.

          Section 1.4.  Payment of Purchase Price.  The Purchase Price (less
                        -------------------------

the amount of the Note (as hereinafter defined)), as increased or decreased by prorations and adjustments as herein provided, shall be deposited with Escrow Holder at or prior to Closing in cash by wire transfer of immediately available funds. If the Closing occurs on or prior to December 31, 1997, a portion of the Purchase Price shall be evidenced by a promissory note in the principal amount of

Nine Hundred Thousand Dollars ($900,000) with interest accruing at the rate of five percent (5%) per annum (the "Note"). The Note shall mature and be due January 2, 1998.

          Section 1.5.  Deposit.  Not later than three (3) days following the
                        -------
parties' mutual execution and delivery of this Agreement, Buyer shall open an escrow (the "Escrow") with First American Title Insurance Company (the "Escrow
             ------                                                     ------
Holder"), having its office at the location specified in Section 10.4 hereof, by
------
concurrently delivering to Escrow Holder a fully executed original of this Agreement and depositing into Escrow the sum of Seven Hundred Fifty Thousand Dollars ($750,000) (the "Deposit") in good funds either by certified bank or
                         -------
cashier's check or by federal wire transfer. The Escrow Holder shall hold the Deposit in an interest-bearing account reasonably acceptable to Seller and Buyer, in accordance with the terms, and conditions of this Agreement with interest accruing thereon to be paid to Buyer upon demand to Escrow Holder or, at Buyer's election, paid to Seller and credited to the Purchase Price upon the Closing. All interest accrued on the Deposit shall be deemed income of Buyer; and Buyer shall be responsible for the payment of all costs and fees imposed on the Deposit account. Except as otherwise provided in this Agreement, the Deposit shall be non-refundable to Buyer upon the expiration of the Inspection Period.

          Section 1.6  Deposit as Liquidated Damages.  EXCEPT AS OTHERWISE
                       -----------------------------
SPECIFICALLY SET FORTH HEREIN AND PROVIDED THAT SELLER IS NOT IN MATERIAL BREACH HEREOF AND PROVIDED FURTHER THAT ALL CLOSING CONDITIONS IN FAVOR OF BUYER HEREIN HAVE BEEN SATISFIED, THE DEPOSIT (BUT NOT THE INTEREST EARNED FROM THE INVESTMENT THEREOF) SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES IN THE EVENT THE SALE OF THE PROPERTIES AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED AS A RESULT OF BUYER'S REFUSAL OR INABILITY TO DO SO. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT SO CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY SEPARATELY EXECUTING THIS SECTION 1.6 BELOW, THE PARTIES ACKNOWLEDGE THAT THE NONREFUNDABLE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES, AND AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT THE CLOSING DOES NOT OCCUR AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER ARISING FROM SUCH FAILURE OF THE SALE TO CLOSE. NOTWITHSTANDING THE FOREGOING, THIS SECTION 1.6 SHALL NOT LIMIT THE DAMAGES RECOVERABLE BY SELLER RESULTING FROM A BREACH OTHER THAN SUCH REFUSAL OR INABILITY BY BUYER TO PURCHASE THE PROPERTIES. BY THEIR SEPARATELY EXECUTING THIS SECTION 1.6 BELOW, BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

SELLER:                                     BUYER:

SWEDE-CAL PROPERTIES, INC.,                 KILROY REALTY, L.P.,
a California corporation                    a Delaware limited partnership


By: /s/ Kent Berg                           By:  KILROY REALTY CORPORATION, a
    -----------------------------------          Maryland corporation, its
Name:  Kent Berg                                 General partner
      ---------------------------------
Title: President
       --------------------------------


VIKING INVESTORS OF SOUTHERN                By:  /s/ Tyler H. Rose
CALIFORNIA I, a California limited              --------------------------------
partnership                                 Name:  Tyler H. Rose
                                                   -----------------------------
                                            Title: Sr. V.P. & Treasurer
                                                   -----------------------------

By: /s/ Kent Berg &  /s/ Jan-Erik Palm
    -----------------------------------
Name: Kent Berg  & Jan-Erik Palm
      ---------------------------------
Title: General Partners
       --------------------------------


VIKING INVESTORS OF SOUTHERN CALIFORNIA II, a California limited partnership

By:  Viking Partners, a general partnership

By:  /s/ Kent Berg & /s/ Jan-Erik Palm
     ----------------------------------
Name: Kent Berg  & Jan-Erik Palm
      ---------------------------------
Title: General Partners
       --------------------------------

          Section 1.7 Escrow Holder.  Escrow Holder shall hold and dispose of
                      -------------
the Deposit in accordance with the terms of this Agreement. Seller and Buyer agree that the duties of the Escrow Holder hereunder are purely ministerial in nature and shall be expressly limited to the safekeeping and disposition of the Deposit in accordance with this Agreement. Escrow Holder shall incur no liability in connection with the safekeeping or disposition of the Deposit for any reason other than Escrow Holder's willful misconduct or gross negligence.
If Escrow Holder is in doubt as to its duties or obligations with regard to the Deposit, or if Escrow Holder receives conflicting instructions from Buyer and Seller with respect to the Deposit, then Escrow Holder shall not be required to disburse the Deposit and may, at its option, continue to hold the Deposit until both Buyer and Seller agree as to its disposition, or until a final judgment is entered by a court of competent jurisdiction directing its disposition, or Escrow Holder may interplead the Deposit in accordance with the laws of the state in which the Properties are located. Escrow Holder shall not be responsible for any interest on the Deposit except as is actually earned, or for the loss of any interest resulting from the withdrawal of the Deposit prior to the date interest is posted thereon. Escrow Holder shall execute this Agreement solely for the purpose of being bound by the provisions of Sections 1,4, 1.5, 1.6, 1.7, 4.1, 4.2, 4.3, 4.5, 4.6 and 4.7 and 10.4, 10.5 and 10.9 hereof.
Escrow Holder's General Provisions are attached hereto as Exhibit F and made a
                                                          ---------
part hereof.

          Section 1.8.  Like-Kind Exchange.  Buyer will cooperate with Seller in
                        ------------------
connection with any tax deferred exchange pursuant to Internal Revenue Code
Section 1031 ("Exchange"), provided that such exchange (a) does not result in any cost to Buyer; (b) results in no liability of Buyer to any person or entity other than as specifically set forth herein; and (c) does not delay the Closing.

          Section 1.9  Alton Business Center Right of First Offer.  The Irvine
                       ------------------------------------------
Company ("TIC") has asserted that it holds a right of first offer (the "Right") with respect to Alton Business Center, and Alton Business Center was offered to TIC on the same terms as set forth herein pursuant to that certain December 10, 1997 letter to TIC from Sandra A. Jacobson, a copy of which has been provided to Buyer. If TIC fails to waive the Right by the Closing, the Closing shall nevertheless occur for all of the Properties other than Alton Business Center, and the aggregate Purchase Price shall be reduced by $12,435,000. This Agreement shall remain in effect with respect to Alton Business Center until TIC either waives the Right, acquires Alton Business Center or fails to acquire Alton Business Center for any reason after having exercised the Right. If TIC does not waive the Right until after the initial Closing for the other Properties or exercises the right but thereafter fails to acquire Alton Business Center for any reason whatsoever, Seller shall give prompt written notice thereof to Buyer, and the Closing for the sale of Alton Business Center to Buyer shall occur thirty (30) days following the effective date of Seller's notice, but otherwise on the terms set forth herein.

                                  ARTICLE II.

                               TITLE AND SURVEY

          Section 2.1.  Delivery of Title Documents.  As soon as reasonably
                        ---------------------------
practicable, but in no event later than five (5) days after the Effective Date, Seller shall cause to be delivered to Buyer (a) a current preliminary title report respecting each Property, to be obtained by Seller at Buyer's expense;
(b) copies of all documents referred to in the preliminary title reports, (c) copies of the most recent property tax bills for each Property; and (d) a copy of Seller's title insurance policy and/or survey for each Property, if available (the documents referred to in (a) - (d) of this Section 2.1 are collectively referred to as the "Title Documents").
                    ---------------

          Section 2.2.  Title Examination.
                        -----------------

          (a) During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Properties) on December 15, 1997 (hereinafter referred to as the "Title Inspection Period"), Buyer shall have the right to
                    -----------------------
review the Title Documents and otherwise examine the status of title to the Properties.

          (b) During the Title Inspection Period, Buyer shall have the right (but not the obligation) at Buyer's expense to obtain and approve, new or updated ALTA surveys of the Properties to be prepared by a licensed surveyor or engineer hired by Buyer (collectively, the "Surveys"). Any ALTA "extended
                                            -------
coverage" supplemental reports for the Properties covered by the Surveys shall be obtained by Buyer at Buyer's sole cost and expense.

          (c)  Buyer shall notify Seller in writing (the "Title Notice") prior
                                                          ------------
to the expiration of the Title Inspection Period which exceptions to title (including survey matters), if any, will not be accepted by Buyer. If Buyer fails to notify Seller in writing of any exceptions to title by the expiration of the Title Inspection Period, then Buyer shall be deemed to have approved the condition of title to the Real Property. If Buyer notifies Seller in writing that Buyer objects to any exceptions to title, then Seller shall have three (3) business days after receipt of the Title Notice to notify Buyer in writing (i) that Seller will remove such objectionable exceptions from title on or before the Closing; or (ii) that Seller elects not to cause such exceptions to be removed. If Seller fails to notify Buyer in writing of its election within said three (3) business day period, the Seller shall be deemed to have elected not to cause such exception to be cured. The procurement by Seller of a commitment for the issuance of the Title Policy (as defined in Section 2.5 hereof) or an endorsement thereto insuring Buyer against any title exception which was disapproved pursuant to this Section 2.2 shall be deemed a cure by Seller of such disapproval. If Seller gives Buyer notice under clause (ii) above, then Buyer shall have three (3) business days within which to notify Seller in writing that Buyer will nevertheless proceed with the purchase and take title to the Real Property subject to such exceptions, or that Buyer will terminate this Agreement. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit and all interest thereon shall be returned to Buyer and each party shall bear its own costs incurred hereunder. If Buyer fails to notify Seller in writing of its election within said three (3) business day period, then Buyer shall be deemed to have elected to proceed with the purchase and take title to the Real Property subject to such exceptions. Notwithstanding the foregoing, Buyer need not disapprove any monetary lien representing monies owed, as Seller hereby agrees to cause all such monetary liens (other than non-delinquent ad valorem real estate taxes and assessments) to be removed prior to Closing. If Seller fails to remove any such monetary lien prior to Closing, then either Buyer or Seller may apply such portion of the Purchase Price as is necessary to cause the removal of such items concurrently with the Closing, and the proceeds of escrow to be otherwise distributed to Seller upon Closing shall be reduced by the amount so applied.

          Section 2.3.  Pre-Closing "Gap" Title Defects.  Buyer may, at or
                        -------------------------------
prior to Closing, notify Seller in writing (the "Gap Notice") of any
                                                 ----------
objections to title (a) raised by First American Title Insurance Company (the "Title Company") between the expiration of the Title Inspection Period and the Closing and (b) not disclosed by the Title Company or otherwise known to Buyer prior to the expiration of the Title Inspection Period. Buyer must notify Seller of such objection to title within three (3) business days, but prior to Closing, of being made aware of the existence of such exception. If Buyer sends a Gap Notice to Seller, then Buyer and Seller shall have the same rights and obligations with respect to such notice as apply to a Title Notice under Section 2.2(c) hereof.

          Section 2.3.  Permitted Exceptions.  The Real Property shall be
                        --------------------
conveyed subject to the following matters, which are hereinafter referred to as the "Permitted Exceptions":
     --------------------

          (a) those matters that either are not objected to in writing within the time periods provided in Sections 2.2(c) or 2.3 hereof, or if objected to in writing by Buyer, are those which Seller has elected not to remove or cure, or has been unable to remove or cure, and subject to which Buyer has elected or is deemed to have elected to accept the conveyance of the Properties;

          (b)  the rights of tenants under the Leases;

          (c) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

          (d) local, state and federal laws, ordinances or governmental regulations, including but not limited to building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Properties;

          (e) items shown on the Surveys which are not objected to by Buyer or are waived or deemed waived by Buyer in accordance with Section 2.2(c) hereof; and

          (f) the lien of supplemental taxes assessed pursuant to Chapter 35 commencing with Section 75 of the California Revenue and Taxation Code.

          Section 2.5  Conveyance of Title.  At Closing Seller shall convey and
                       -------------------
transfer to Buyer the Real Property, by execution and delivery of a Deed (as defined in Section 4.2(a) hereof) respecting each Property individually. Evidence of delivery of such title shall be the issuance by Title Company of (i) an ALTA Standard Coverage Owner's Policy of Title Insurance (the "Title Policy")
                                                                  ------------
covering each Property, in the aggregate amount of the Purchase Price, subject only to the Permitted Exceptions; provided, however, that if Buyer has delivered to the Title Company prior to the Closing one or more Surveys in compliance with all applicable ALTA requirements, then the Title Policy required hereunder respecting each Property covered by said Surveys shall be an ALTA Extended Coverage Owner's Policy of Title Insurance in accordance with Section 2.2(b) hereof.

                                 ARTICLE III.

                              REVIEW OF PROPERTY

          Section 3.1.  Right of Inspection.  During the period beginning upon
                        -------------------
the Effective Date and ending at 5:00 p.m. (local time at the Properties) on December 15, 1997 (hereinafter referred to as the "Inspection Period") Buyer
                                                   -----------------
shall have the right to:

          (a) Perform, or hire consultants, at its own expense, to perform a physical inspection of the Properties.

          (b) Inspect, or hire consultants to inspect, the environmental condition of the Properties pursuant to the terms and conditions of this Agreement, and to obtain and review, at

Buyer's sole election and cost, soils, geology, structural and environmental and any other engineering reports.

          (c) Obtain and examine a search report showing liens against the Personal Property which have been perfected by filings under the Uniform Commercial Code.

          (d) Examine at the Properties, Seller's office and/or the property manager's office, as the case may be, all books, records, reports, and files related to the ownership, leasing, maintenance and operation of the Properties, which are to be provided by Seller to the extent available. Such documents include, without limitation, (i) Seller's current Lease files for the Properties, including copies of all existing Leases and Operating Agreements, and letters of intent from prospective tenants, (ii) unaudited income and expense statements showing, among other things, all sources of revenue and expense (including utility rates, ad valorem tax rates, maintenance expenses and any anticipated capital improvements) through May 31, 1997 related to the Properties, (iii) existing notes and deeds of trust encumbering the Properties, if any, (iv) as-built plans and specifications for the Improvements, if any, (v) prior soils, geology, structural and engineering reports in Seller's possession and control, (vi) recorded and unrecorded parking agreements, (vii) common area maintenance agreements or other agreements affecting the Properties, (viii) certificates of occupancy pertaining to the Improvements (ix) pertinent correspondence with governmental agencies and current tenants concerning the Properties and (x) evidence that the Properties are zoned for the purpose to which Buyer intends to use it. Notwithstanding the foregoing, Buyer shall not have the right to examine Seller's partnership or corporate records, internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary, confidential or privileged information (collectively, the "Confidential Documents").
                    ----------------------

          Any on-site inspections of the Properties shall occur at reasonable times agreed upon by Seller and Buyer after reasonable prior written notice to Seller and shall be conducted so as not to interfere unreasonably with the use of the Properties by Seller or its tenants. Seller may have a representative present during any such inspections. If Buyer desires to do any invasive testing at the Properties, Buyer shall do so only after notifying Seller and obtaining Seller's prior written consent thereto, which consent shall not be unreasonably withheld or delayed. Buyer agrees to protect, indemnify, defend and hold Seller harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys' fees), damages or injuries arising out of or resulting from the inspection of the Properties by Buyer or its agents or consultants, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive the Closing or any termination of this Agreement (i.e. shall not merge into the Deeds). Buyer shall keep the Properties free and clear of any mechanic's liens or materialmen's liens arising out of Buyer's entry onto the Properties.

          Section 3.2.  Environmental Reports.  Buyer acknowledges that Buyer
                        ---------------------
has received copies of the environmental reports listed on Exhibit D attached
                                                           ---------
hereto.

          Section 3.3.  Right of Termination.  If for any reason whatsoever
                        --------------------
Buyer determines that any aspect of the documents listed in Section 3.1 hereof or the results of any inspections contemplated by Section 3.1 hereof makes the Properties unsuitable for Buyer's acquisition, Buyer shall have the right, prior to the expiration of the Inspection Period, to give written notice thereof to Seller. If Buyer gives such notice, this Agreement shall terminate and neither party shall have any further obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit and all interest thereon shall be returned to Buyer and each party shall bear its own costs incurred hereunder. If Buyer fails to give Seller a notice of termination prior to the expiration of the Inspection Period, then Buyer shall be deemed to have approved all aspects of the Properties (except (i) Title Documents and Surveys, which shall be governed by Article II hereof and (ii) Tenant Estoppels, which shall be governed by Section 3.4 hereof) and to have elected to proceed with the purchase of the Properties pursuant to the terms hereof.

          Section 3.4.  Review of Tenant Estoppels.  Seller shall deliver to
                        --------------------------
each tenant of the Properties an estoppel certificate in substantially the form of Exhibit E attached hereto (the "Tenant Estoppels") and shall request that the
   ---------                       ----------------
tenants complete and sign the Tenant Estoppels and return them to Seller. No Tenant Estoppel shall be dated more than thirty (30) days prior to the Closing Date. Seller shall deliver copies of the completed Tenant Estoppels to Buyer as Seller receives them. Buyer shall notify Seller within three (3) business days of receipt of any Tenant Estoppel if Buyer determines that such Tenant Estoppel is not acceptable to Buyer, along with the reasons for such determination. If Buyer fails to give such notice within such three (3) business day period, then any such Tenant Estoppel shall be deemed to be acceptable to Buyer. If Seller fails to obtain Tenant Estoppels from (i) at least seventy-five percent (75%) of the Tenants leasing greater than five thousand (5,000) square feet of space within each of the Properties and (ii) at least fifty percent (50%) of the Tenants leasing five thousand (5,000) square feet of space or less within each of the Properties, that are satisfactory to Buyer with respect to tenants of the Properties on or before ten (10) business days prior to the Closing Date, Buyer shall have the right to terminate this Agreement by written notice to Seller.
If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit and all interest thereon shall be returned to Buyer, and each party shall bear its own costs incurred hereunder. If Buyer fails to give Seller a notice of termination as set forth above, Buyer shall be deemed to have approved the Tenant Estoppels and Seller Estoppels (as defined below) and to have elected to proceed with the purchase of the Properties pursuant to the terms hereof. Seller shall deliver an estoppel certificate in substantially the form of Exhibit E attached hereto as to any
                                         ---------
premises for which a Tenant Estoppel has not been obtained (the "Seller
                                                                 -------
Estoppels"), with such estoppel certificate to be executed by the
---------
landlord/owner of the leased premises. In the event a Tenant Estoppel is obtained after the Closing Date, such Tenant Estoppel shall replace the Seller Estoppel to the extent they are not inconsistent, and Seller shall not have any obligations or liability under the Seller Estoppel to the extent that it is so replaced. The provisions of this Section 3.4 shall survive the Closing.

                                  ARTICLE IV.

                                    CLOSING

          Section 4.1  Time and Place.  The consummation of the transaction
                       --------------
contemplated hereby (the "Closing") shall be held at the offices of Escrow
                          -------
Holder at the address set forth under Section 10.4 ("Notices") on December 17,
                                                     -------
1997 or as may be extended to comply with the provisions of Sections 2.2(c), 2.3 and 3.4; provided that if the Closing has not occurred by December 17, 1997, because of the effect of the time periods contained within Section 2.2(c), 2.3 or 3.4, then the Closing shall occur on January 6, 1998. At the Closing, the Purchase Price and all documents shall be deposited with the Escrow Holder and Seller and Buyer shall perform the obligations set forth in, respectively,
Section 4.2 and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions; provided that the Deeds shall not be recorded until Escrow Holder has received the full amount of the Purchase Price, adjusted by prorations as set forth herein. Upon written demand by either Buyer or Seller given not less than three (3) business days prior to the Closing, there shall be a pre-closing at the office of Escrow Holder at 9:00 a.m. on the day prior to the Closing. The pre-closing shall be attended by (i) legal counsel to Seller,
(ii) legal counsel to Buyer and (iii) representatives of Seller and of Buyer with signature authority.

          Section 4.2.  Seller's Obligations At and Prior to Closing.  Seller
                        --------------------------------------------
shall:

          (a) no less than one (1) business day prior to Closing, deliver to Escrow Holder:

               (i)    duly executed and notarized grant deeds (the "Deeds") as
                                                        -----
to each of the Properties in the form attached hereto as Exhibit G, conveying
                                                         ---------
the Real Property, subject only to the Permitted Exceptions;

               (ii)   a duly executed bill of sale (the "Bill of Sale") as to
                                                         ------------
each of the Properties in the form attached hereto as Exhibit H, conveying the
                                                      ---------
Personal Property in its as-is condition without warranty of title or use and without warranty, express or implied, as to merchantability and fitness for any purpose;

               (iii) a duly executed counterpart of an assignment of leases (the "Assignment of Leases") as to each of the Properties in the form attached hereto as Exhibit I, pursuant to which, among other things, (x) Seller shall
          ---------
assign to Buyer, and Buyer shall assume, the landlord/lessor interest in and to the Leases, Rents and Security Deposits, (y) Seller shall indemnify Buyer and hold Buyer harmless from and against any and all claims pertaining to the Leases arising prior to Closing and (z) Buyer shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining to the Leases arising from and after the Closing, including without limitation, claims made by tenants with respect to tenants' Security Deposits to the extent paid, credited or assigned to Buyer;

               (iv) a duly executed counterpart of an assignment and assumption agreement (the "Assignment of Contracts") as to each of the
                           -----------------------
Properties in the form attached
hereto as Exhibit J, pursuant to which, among other things, (x) Seller shall, to
          ---------
the extent assignable, assign to Buyer, and Buyer shall assume, Seller's interest in the Intangibles, (y) Seller shall indemnify Buyer and hold Buyer harmless from and against any and all claims pertaining to the Operating Agreements arising prior to Closing, and (z) Buyer shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining to the Operating Agreements from and after the Closing;

               (v) such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

               (vi) FIRPTA and CALFIRPTA certificates in the form attached hereto as Exhibits L-1 and L-2 duly executed by Seller;
          ------------     ---

               (vii) such affidavits as may be customarily and reasonably required by the Title Company;

               (viii) executed closing statements (one from each of S-C, Viking I and Viking II as each such statement relates to the Property owned by that Seller) reasonably acceptable to Seller;

               (ix) such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement; and

               (x) a Closing Certificate executed by each entity comprising Seller in the form attached hereto as Exhibit S, representing and warranting
                                      ---------
that as of the date of Closing (A) all representations and warranties made by such Seller pursuant to this Agreement are true and correct, (B) copies of all those agreements, materials, instruments, documents, records, report and the like material to the Properties were provided by Seller to Buyer pursuant to
Section 5.4(d) of this Agreement, and (C) such copies were true and accurate.

          (b)  join with Buyer to execute notices (the "Tenant Notices") in the
                                                   --------------
form attached hereto as Exhibit K, which Buyer shall send to each tenant under
                        ---------
each of the Leases promptly after the Closing, informing such tenant of the sale of the Properties and of the assignment to Buyer of Seller's interest in, and obligations under the Leases (including, if applicable, any Security Deposits), and directing that all Rents and other sums payable after the Closing under each such Lease be paid as set forth in the notice; and

          (c)  at or prior to Closing, deliver to Buyer:

               (i) if any representation or warranty of Seller needs to be modified due to changes since the Effective Date, a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized representative thereof, identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Buyer for, or be deemed to be in default hereunder by reason of any breach of representation or warranty which results from any change that (x) occurs between the Effective Date and the date of Closing and (y) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent. The occurrence of a change in a representation and warranty which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if materially adverse to Buyer, constitute the non-fulfillment of the condition set forth in Section 4.6(b) hereof. If, despite changes or other matters described in such certificate, the Closing occurs, Seller's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

               (ii) the original Leases and the Operating Agreements, together with such leasing and property files and records located at the Properties or Seller's and/or the property manager's office, which are material in connection with the continued operation, leasing and maintenance of the Properties, but excluding any Confidential Documents. For a period of three (3) years after the Closing, Buyer shall allow Seller and its representatives access without charge to all files, records and documents delivered to Buyer at the Closing, upon reasonable advance notice and at all reasonable times, to make copies, at Buyer's expense, of any and all such files, records and documents, which right shall survive the Closing;

               (iii) keys (if any) to, and possession and occupancy of, the Properties, subject only to the Permitted Exceptions.

          Section 4.3.  Buyer's Obligations at or Prior to Closing.  Buyer
                        ------------------------------------------
shall:

          (a) No less than one (1) business day prior to Closing, deliver to Escrow Holder:

               (i) the full amount of the Purchase Price (less the amount of the Note) as increased or decreased by prorations and adjustments, less the Deposit, as provided in Section 1.5 hereof;

               (ii) a duly executed counterpart of an Assignment of Leases as to each Property;

               (iii) a duly executed counterpart of an Assignment of Contracts as to each Property;

               (iv) such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Buyer;

               (v) such affidavits, as may be customarily and reasonably required by the Title Company;

               (vi) an executed closing statement for each of S-C, Viking I and Viking II reasonably acceptable to Buyer;

               (vii) such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement; and

               (viii)  the Note.

          (b)  if any representation or warranty of Buyer set forth in Section
5.5 hereof needs to be modified due to changes since the Effective Date, deliver to Seller a certificate, dated as of the date of Closing and executed on behalf of Buyer by a duly authorized representative thereof, identifying any such representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Buyer be liable to Seller for, or be deemed to be in default hereunder by reason of any breach of representation or warranty set forth in Section 5.5 hereof which results from any change that (i) occurs between the Effective Date and the date of Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Buyer to prevent. The occurrence of a change in a representation or warranty which is not permitted hereunder or is beyond the reasonable control of Buyer to prevent shall, if materially adverse to Seller, constitute the non-fulfillment of the conditions set forth in Section 4.7(c) hereof. If, despite changes or other matters described in such certificate, the Closing occurs, Buyer's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate; and

          (c)  join with Seller to execute the Tenant Notices.

          Section 4.4.  Credits and Prorations.
                        ----------------------

          (a) Subject to the terms and provisions in Section 5.4(b), all income and expenses of the Properties shall be apportioned as of 12:01 a.m., on the day of Closing as if Buyer were vested with title to the Properties during the entire day upon which Closing occurs. Such prorated items include without limitation the following:

               (i)    all Rents, if any;

               (ii) taxes and assessments (including personal property taxes on the Personal Property) levied against the Properties;

               (iii) utility charges respecting the Properties for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (dated not more than fifteen (15) days prior to Closing) or, if unmetered, on the basis of a current bill for each such utility;

               (iv) all amounts payable under brokerage agreements and Operating Agreements, pursuant to the terms of this Agreement;

               (v) all operating cost reimbursements, percentage rents, additional rents and other retroactive rental escalations, sums or charges payable by tenants under the Leases which accrue prior to the Closing but are not then due and payable, shall be prorated as of the Closing. Such amounts shall be for the account of Seller for the period before the Closing and for the account of Buyer from and after the Closing; and

               (vi) any other operating expenses or other items pertaining to the Properties which are customarily prorated between a buyer and a seller in the county in which the Properties are located.

          (b)  Notwithstanding anything contained in Section 4.4(a) hereof:

               (i) At Closing, (A) Seller shall credit to the account of Buyer the amount of such Security Deposits (to the extent such Security Deposits have not been applied against delinquent Rents or otherwise as provided in the Leases), and (B) Buyer shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Properties;

               (ii) Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments due and payable during the year of Closing have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing, and Buyer shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within thirty (30) days after such amounts are determined following Closing, subject to the provisions of Section 4.4(d) hereof. Buyer shall pay all supplemental taxes resulting from the change in ownership and reassessment occurring as of the Closing Date;

               (iii) Unpaid and delinquent Rents collected by Seller and Buyer after the date of Closing shall be delivered as follows: (a) if Seller collects any unpaid or delinquent Rent for any of the Properties, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Buyer any such Rents which Buyer is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Buyer collects any unpaid or delinquent Rent from any of the Properties, Buyer shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such Rents which Seller is entitled to hereunder relating to the period prior to the date of Closing. Seller and Buyer agree that all Rents received by Seller or Buyer after the date of Closing shall be applied first to actual out-of-pocket costs of collection incurred by Seller or Buyer, as applicable, with respect to such tenant; second, to Rents due from such tenant for the month in which such payment is received; third, to Rents and other tenant charges attributable to any period after the Closing which are past due on the date of receipt, and; finally, to Rents and other tenant charges delinquent as of Closing. Buyer shall use commercially reasonable efforts after Closing to collect all Rents in the usual course of Buyer's operation of the Properties, but Buyer will not be obligated to institute any legal proceedings, including an action for unlawful detainer, or other collection procedures to collect delinquent Rents. Seller may attempt to collect any delinquent Rents owed to Seller and may institute any lawsuit or collection procedures, but may not evict any tenant; and

               (iv) with respect to any year-end reconciliations of percentage rent, retroactive rental escalations and reimbursable expenses (including common area expense reimbursements and the like) under the Leases, Seller and Buyer shall cooperate to complete such reconciliations as soon as possible after the Closing, with Seller responsible for amounts owing to tenants under the Leases and entitled to amounts payable by tenants under the Leases (as the case may be), with respect to periods prior to the Closing, and with Buyer responsible for amounts owing to tenants under the Leases and entitled to amounts payable by tenants under the Leases (as the case may be), with respect to periods from and after the Closing. With respect to any such amounts payable to Seller, Buyer shall use commercially reasonable efforts after Closing to collect all amounts in the usual course of Buyer's operation of the Properties, but Buyer will not be obligated to institute legal proceedings, including an action for unlawful detainer, or other collection procedures to collect such amounts. Seller may attempt to collect any such amounts owed to Seller and may institute any lawsuit or collection procedures, but may not evict any tenant.

          (c) Seller may prosecute an appeal of the real property tax assessment for any tax years to and including the tax year in which the Closing occurs, and may take related action which Seller deems appropriate in connection therewith. Buyer shall cooperate with Seller in connection with such appeal and collection of a refund of real property taxes paid. Seller owns and holds all right, title and interest in and to such appeal and refund relating to the period prior to the Closing, and all amounts payable in connection therewith shall be paid directly to Seller by the applicable authorities. If such refund or any part thereof is received by Buyer, Buyer shall promptly pay to Seller any amounts relating to the period prior to the Closing. Any refund received by Seller shall be distributed as follows: first, to reimburse Seller and Buyer for all costs incurred in connection with the appeal; second, with respect to refunds payable to tenants of the Properties pursuant to the Leases, to such tenants in accordance with the terms of such Leases; third, to Seller to the extent such appeal covers the period prior to the Closing; and fourth, to Buyer to the extent such appeal covers the period as of the Closing and thereafter.
If and to the extent any such appeal covers the period after the Closing, Buyer shall have the right to participate in such appeal.

          (d) Except as otherwise provided herein, any revenue or expense amount which cannot be ascertained with certainty as of Closing shall be prorated on the basis of the parties' reasonable estimates of such amount, and shall be the subject of a final proration sixty (60) days after Closing, or as soon thereafter as the precise amounts can be ascertained. Buyer shall promptly notify Seller when it becomes aware that any such estimated amount has been ascertained. Once all revenue and expense amounts have been ascertained, Buyer shall prepare, and certify as correct, a final proration statement with respect to each Property which shall be subject to Seller's approval. Upon Seller's acceptance and approval of any final proration statement submitted by Buyer, such statement shall be conclusively deemed to be accurate and final.

          (e)  The provisions of this Section 4.4 shall survive Closing.

          Section 4.5.  Transaction Taxes and Closing Costs.
                        -----------------------------------

          (a) Seller and Buyer shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance;

          (b) Seller shall pay the fees of any counsel representing Seller in connection with this transaction. Seller shall also pay the following costs and expenses:

               (i) one-half (1/2) of the escrow fee, if any, which may be charged by the Escrow Holder or Title Company;

               (ii) the premium for the ALTA Owner's Policy of Title Insurance (with Regional Exceptions) to be issued to Buyer by the Title Company at Closing;

               (iii)  the fees for recording the Deeds;

               (iv) any documentary transfer tax or similar tax which becomes payable by reason of the transfer of the Properties;

               (v)    the fees for Seller's brokers, if any, identified in
Article VIII hereof.

          (c) Buyer shall pay the fees of any counsel representing Buyer in connection with this transaction. Buyer shall also pay the following costs and expenses:

               (i) one-half (1/2) of the escrow fee, if any, which may be charged by the Escrow Holder or Title Company;

               (ii) the premium for the ALTA Extended Coverage Owner's Policy of Title Insurance to be issued to Buyer by the Title Company at Closing, and the fee for all endorsements thereto, to the extent that those costs exceed the cost of an ALTA Standard Coverage Owner's Policy (with Regional Exceptions);

               (iii)  the cost of the Surveys;

               (iv) the fees for Buyer's Brokers identified in Article VIII hereof.

          (d) The Personal Property is included in this sale without charge, except that Seller shall be obligated to pay the amount of any and all sales or similar taxes payable in connection with the transfer of the Personal Property;

          (e) All costs and expenses incident to this transaction and the Closing hereof, and not specifically described above, shall be paid by the party incurring same; and

          (f)  The provisions of this Section 4.5 shall survive the Closing.

          Section 4.6  Conditions Precedent to Obligation of Buyer.  The
                       -------------------------------------------
obligation of Buyer to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Buyer in its sole discretion:

          (a) Seller shall have delivered to Escrow Holder or Buyer, as appropriate, all of the items required to be delivered to Buyer pursuant to the terms of this Agreement, including but not limited to, those provided for in
Section 4.2 hereof;

          (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement); and

          (c) Seller shall have performed and observed in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

          Section 4.7  Conditions Precedent to Obligation of Seller.  The
                       --------------------------------------------
obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

          (a) Escrow Holder shall have received the Purchase Price as adjusted as provided herein, and payable in the manner provided for in this Agreement;

          (b) Buyer shall have delivered to Escrow Holder or Seller, as appropriate, all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in
Section 4.3 hereof;

          (c) All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement); and

          (d) Buyer shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Buyer as of the date of Closing.

          Section 4.8  Allocations.  All credits and prorations made pursuant
                       -----------
to Section 4.4 and any closing costs or other expenses incurred by Seller shall be allocated to S-C, Viking I and Viking II as such costs relate to the Property owned by each entity comprising Seller. If it is unclear whether a particular cost or credit is attributable to a particular Property or Properties, such cost shall be allocated to each of the five Properties in the amounts determined as follows: For each Property, such cost or credit shall be multiplied by a ratio, the numerator of which is the portion of the Purchase Price attributed to such Property in Section 1.3(b) and the denominator of which is the Purchase Price.

                                  ARTICLE V.

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

          Section 5.1.  Representations and Warranties of Seller.  Seller hereby
                        ----------------------------------------
makes the following representations and warranties to Buyer as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.2(c)(i) hereof:

          (a)  Organization and Authority.  Each entity comprising Seller has
               --------------------------
been duly organized and is validly existing under the laws of the State of California. Each entity comprising Seller has the full right and authority to enter into this Agreement and to transfer the Property or Properties owned by that entity and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of each entity comprising Seller is authorized to do so.

          (b)  Pending Actions.  There is no action, suit, arbitration,
               ---------------
unsatisfied order or judgment, government investigation (with respect to which Seller has been notified) or proceeding pending, or to Seller's knowledge, threatened against Seller which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement. Except as set forth on Exhibit O attached
                                                         ---------
hereto, there is no litigation which has been filed against Seller that arises out of the ownership of the Properties and would materially affect the Properties or use thereof, or Seller's ability to perform hereunder.

          (c)  Operating Agreements.  The Operating Agreements listed on
               --------------------
Exhibit C are all of the agreements concerning the operation and maintenance of
---------
the Properties entered into by Seller and affecting the Properties, except those Operating Agreements that are terminable upon not more than thirty (30) days notice.

          (d)  Lease Brokerage.  There are no agreements with brokers providing
               ---------------
for the payment from and after the Closing by Seller or Seller's successor in interest of leasing commissions or fees for procuring tenants with respect to the Properties, except as disclosed in Exhibit N hereto.
                                       ---------

          (e)  Condemnation.  Seller has received no written notice of any
               ------------
condemnation proceedings relating to the Properties.

          (f)  Violations.  Except as set forth on Exhibit P attached hereto,
               ----------                          ---------
Seller has not received written notice of any uncured violation of any federal, state or local law relating to the use or operation of the Properties which would materially adversely affect the Properties or use thereof.

          (g)  Leases.  The rent roll attached hereto as Exhibit Q is accurate
               ------                                    ---------
in all material respects and lists all of the Leases currently affecting the Real Property.

          (h)  Authorization.  This Agreement has been, and on the Closing
               -------------
Date, documents to be executed by Seller hereunder will have been, duly authorized, executed and delivered by Seller, and constitute and will constitute the valid and binding obligations of Seller enforceable against it in accordance with their respective terms.

          (i)  No Consents Required.  No consent, approval or other
               --------------------
authorization of, or registration, declaration or filing with, any governmental authority is required for the due execution and delivery of this Agreement, and/or any of the documents to be executed by Seller hereunder, or for the performance by or the validity or enforceability thereof against Seller, other than the recording or filing for recordation of the Deeds.

          (j)  No Violations.  The execution and delivery of this Agreement,
               -------------
and all other documents to be executed by Seller hereunder, compliance with the provisions hereof and thereof and the consummation of the transactions contemplated hereunder and thereunder will not result in (a) a breach or violation of (i) any governmental requirement applicable to Seller or the Properties now in effect; (ii) the organizational documents of Seller; (iii) any judgment, order or decree of any governmental authority binding upon Seller; or
(iv) any agreement or instrument to which Seller is a party or by which it is bound; (b) the acceleration of any obligation of Seller; or (c) the creation of any lien, encumbrance or other matter affecting title (other than the Permitted Exceptions) to any of the Properties.

          (k)  Tax Withholding.  Buyer is not required to withhold taxes from
               ---------------
the payment of sale proceeds to Seller under the Internal Revenue code or any applicable state, commonwealth or local tax laws.

          (l)  Contiguous Property.  Neither Seller nor any Affiliate of Seller
               -------------------
is retaining any contiguous or adjacent property to any of the Properties.

          (m)  Material Facts.  Neither this Agreement nor any certificate,
               --------------
statement or other document furnished or to be furnished to Buyer by or on behalf of Seller in connection with the transactions contemplated hereunder and the Exhibits hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          (n)  Mello-Roos and Overflight.  Seller has informed Buyer that the
               -------------------------
Dimension Business Park and Pacific Park Plaza are located in Mello-Roos Community Facilities District and are under the flight path for El Toro Marine Corps Air Station.

          (o)  Disclaimer.  Except for the foregoing limited representations and
               ----------
warranties, Seller hereby expressly disclaims any representations, warranties and guaranties relating to the Properties.

          Section 5.2.  Relationship of Title Policy.  Buyer's acceptance of the
                        ----------------------------
Title Policy shall be in full satisfaction of any warranties relating to the condition of title to the Properties, and Buyer will look solely to the remedies available to Buyer under the Title Policy with respect to title matters.

          Section 5.3.  Survival of Seller's Representations and Warranties.
                        ---------------------------------------------------
The representations and warranties of Seller set forth in Section 5.1 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of one (1) year.

          Section 5.4.  Covenants of Seller.  Seller hereby covenants with
                        -------------------
Buyer as follows:

          (a) From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall operate and maintain the Properties in a manner generally consistent with the manner in which Seller has operated and maintained the Properties prior to the date hereof;

          (b) Except as provided hereinbelow, Seller agrees not to amend, renew or expand the Leases or enter into any new Leases between the Effective Date and the Closing without the prior written approval of Buyer. Seller will submit to Buyer, prior to execution by Seller any such amendment, renewal, expansion or new Lease and Buyer shall have three (3) business days after its receipt thereof to notify Seller in writing of either its approval or disapproval thereof. If Buyer fails to notify Seller in writing of its approval or disapproval within the three (3) business day period set forth above, Buyer shall be deemed to have disapproved such amendment, renewal, expansion or new Lease. Notwithstanding the foregoing, the parties hereto acknowledge that Seller has entered into and Buyer has approved (i) that certain lease with CWC, Inc. dba Sun Cal in the Anaheim Corporate Center, as to which Seller shall be obligated to pay the leasing commission and the cost of the tenant improvements; (ii) that certain lease with Resource Financial in the Anaheim Corporate Center, as to which Buyer shall be obligated to pay for the cost of the leasing commission and the cost of the tenant improvements; (iii) that certain lease with Aubrey Group in the Alton Business Center, as to which Buyer shall be obligated to pay for the cost of the tenant improvements; (iv) that certain lease with Bio Cybernetics in the Alton Business Center, as to which Buyer shall be obligated to pay the cost of the tenant improvements; (v) that certain lease with Audient, Inc. in the Dimension Business Park, as to which Buyer shall be obligated to pay for the cost of the tenant improvements; (vi) that certain Lease with HSH Interplan U.S.A. in the Gothard Industrial Park, as to which Buyer shall be obligated to pay for the cost of the tenant improvements; and (vii) that certain lease with Indus Industries in the Dimension Business Park, as to which Buyer shall be obligated to pay for the cost of the leasing commission. The parties hereto further acknowledge and agree that Buyer shall be responsible for paying for any leasing commissions and the cost of any tenant improvements in connection with any further leases entered into between the Effective Date and the Closing Date, provided Buyer has approved same in accordance with the terms and provisions of this Section 5.4(b).

          (c) Commencing upon the Effective Date and through the first anniversary of the Closing Date, Seller shall comply with the provisions of Exhibit R hereto.
---------

          (d) Seller hereby covenants to promptly provide Buyer with true and accurate copies of all agreements, materials, instruments, documents, records, report and the like which are material to the Properties, including, but not limited to those items listed in Section 3.1(d), together with an index listing each and every such agreement, material, instrument, document, record, report and the like provided to Seller.

          Section 5.5.  Representations and Warranties of Buyer.  Buyer hereby
                        ---------------------------------------
makes the following representations and warranties to Seller as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.3(b) hereof:

          (a)  Organization and Authority.  Buyer has been duly organized and is
               --------------------------
validly existing under the laws of Delaware. Buyer has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of Buyer is authorized to do so;

          (b)  Pending Actions.  There is no action, suit, arbitration,
               ---------------
unsatisfied order or judgment, government investigation or proceeding pending or to Buyer's knowledge, threatened against Buyer which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

          (c)  As-Is.  Except for the specific limited representations and
               -----
warranties of Seller set forth in Section 5.1 hereof and the covenant of Seller to provide Buyer with true and accurate copies of documents and materials pursuant to the terms and provisions of Section 5.4(d) hereof, Buyer has not relied on and will not rely upon any representation or warranty of Seller or any of its respective agents and acknowledges that no such representations have been made. Buyer is, or as of the expiration of the Contingency Period will be, familiar with the Properties. Buyer is relying solely upon, and as of the expiration of the Contingency Period, will have conducted its own, independent inspection, investigation and analysis of the Properties as it deems necessary or appropriate in acquiring the Properties from Seller, including, without limitation, reviewing and analyzing the documents and materials provided by Seller to Buyer in accordance with the terms and provisions of Section 5.4(d). Buyer acknowledges and agrees that upon Closing, Seller shall convey to Buyer and Buyer shall accept the Properties "as is, where is, with all faults."

          Section 5.6.  Covenant of Buyer.  Buyer shall enter into a contract
                        -----------------
with the entity currently managing the Properties (the "Management Company") to continue to manage the Properties for a period of twelve (12) months after the Closing. The contract will provide that either Buyer or the Management Company shall have the right to terminate the contract effective any time after three
(3) months following the Closing by giving thirty (30) days' prior written notice to the other party.

          Section 5.7.  Survival of Buyer's Representations and Warranties.
                        --------------------------------------------------
The representations and warranties of Buyer set forth in Section 5.5 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of one (1) year.

          Section 5.8  Environmental Indemnity.  Buyer hereby releases,
                       -----------------------
discharges and holds harmless Seller and its successors and assigns from any and all claims, demands, sums of money, costs, actions, causes of action, obligations or liabilities of every kind and nature whatsoever which Buyer may have or hereafter may have or claim to have in connection with the existence of Hazardous Substances on the Properties (whether same exists or accrues prior to or after the Close of Escrow). Buyer hereby waives any rights it may have under California Civil Code Section 1542 to later assert that the foregoing release does not cover unknown claims. Section 1542 of the California Civil Code reads as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

For purposes of this Agreement, the term "Hazardous Substances" means (i) any
                                          --------------------
chemical, material or substance at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "acutely hazardous waste," "radioactive waste," "biohazardous waste," "pollutant," "toxic pollutant," "contaminant," "restricted hazardous waste," "infectious waste," "toxic substances," or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws);
(ii) any oil, petroleum, petroleum fraction or petroleum derived substance;
(iii) any drilling fluids, produced waters and other waste associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; (x) lead-based paint; and (xi) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority (with jurisdiction over the Properties or which may or could pose a hazard to the health and safety of the owners, occupants or any persons in the vicinity of the Properties.

Notwithstanding anything to the contrary contained herein, the obligations of Buyer pursuant to this Section 5.8 shall not apply in connection with the existence of Hazardous Substances or any environmental condition on any of the Properties which Seller, at any time, may have caused or knowingly permitted. For purposes of this paragraph, the term "knowingly permitted" with respect to an environmental condition means an environmental condition that occurred with the actual and not imputed knowledge of Jan-Erik Palm and/or Kent Berg. In any legal proceeding based upon this paragraph, Buyer shall have the burden of proof with respect to the knowledge of Jan-Erik Palm and Kent Berg.

Seller and Buyer acknowledge that they have read and understand the provisions of this Section and by their initials immediately below agree to be bound by its terms.

          /s/ TR                            /s/ KB
          -----------------                 -------------------
          Buyer's Initials                  S-C Initials

          /s/ KB /s/JEP                     /s/ KB /s/JEP
          -----------------                 -------------------
          Viking I Initials                 Viking II Initials

                                  ARTICLE VI.

                                    DEFAULT

          Section 6.1.  Default by Buyer.  If the sale of the Properties as
                        ----------------
contemplated hereunder is not consummated due to Buyer's default hereunder, Seller shall be entitled, as its sole remedy, to terminate this Agreement and receive the Deposit as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Deposit is a reasonable estimate thereof.

          Section 6.2.  Default by Seller.  If the sale of the Properties as
                        -----------------
contemplated hereunder is not consummated due to Seller's default hereunder, Buyer shall be entitled, as its sole remedy, either (a) to receive the return of the Deposit, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller's obligation to convey the Properties to Buyer in accordance with the terms of this Agreement.

          Section 6.3.  Recoverable Damages.  Notwithstanding Sections 6.1 and
                        -------------------
6.2 hereof, in no event shall the provisions of Sections 6.1 and 6.2 limit the damages recoverable by either party against the other party due to the other party's obligation to indemnify such party in accordance with this Agreement.

                                 ARTICLE VII.

                                 RISK OF LOSS

          Section 7.1.  Minor Damage.  In the event of loss or damage to the
                        ------------
Properties or any portion thereof which is not "Major" (as hereinafter defined), this Agreement shall remain in full force and effect provided that Seller shall assign to Buyer all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. If Seller assigns a casualty claim to Buyer, the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with Section 7.3 hereof. Upon Closing, full risk of loss with respect to the Properties shall pass to Buyer.

          Section 7.2.  Major Damage.  In the event of a "Major" loss or damage,
                        ------------
either Seller or Buyer may terminate this Agreement by written notice to the other party, in which event the Deposit and all interest thereon shall be returned to Buyer. If neither Seller nor Buyer elects to terminate this Agreement within ten (10) business days after Seller sends Buyer written notice of the occurrence of such Major loss or damage (which notice shall state the cost of repair or restoration thereof as opined by an architect or other qualified expert in accordance with Section 7.3 hereof), then Seller and Buyer shall be deemed to have elected to proceed with Closing. In that event Seller shall assign to Buyer all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. If Seller assigns a casualty claim to Buyer, the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with Section 7.3 hereof. Upon Closing, full risk of loss with respect to the Properties shall pass to Buyer.

          Section 7.3.  Definition of "Major" Loss or Damage.  For purposes of
                        ------------------------------------
Sections 7.1 and 7.2, "Major" loss or damage refers to the following: (a) loss
                                       -----
or damage to the Properties hereof such that the cost of repairing or restoring the premises in question to substantially the same condition which existed prior to the event of damage would be, in the opinion of an architect or other qualified expert selected by Seller and reasonably approved by Buyer, equal to or greater than Five Hundred Thousand Dollars ($500,000), and (b) any loss due to a condemnation which permanently and materially impairs the current use of any of the Properties. If Buyer does not give written notice to Seller of Buyer's reasons for disapproving an architect or other qualified expert within ten (10) business days after receipt of notice of the proposed architect or other qualified expert, Buyer shall be deemed to have approved the architect or other qualified expert selected by Seller.

          Section 7.4.  Rental Loss Insurance and Indemnification.  Seller shall
                        -----------------------------------------
pay Buyer the amount of any rental loss which occurs on or following the Closing and resulting from loss or damage to the Properties which occurs prior to the Closing (the "Rental Loss"). If such loss or damage occurs, Seller shall deliver to Buyer at the Closing (a) an assignment of any Rental Loss insurance proceeds to which Seller would be entitled and (b) an indemnification of Buyer against any Rental Loss. Each of such instruments shall be in a form reasonably acceptable to Buyer.

                                 ARTICLE VIII.

                             BROKERAGE COMMISSIONS

          Section 8.1.  Buyer's Brokers.  With respect to the transaction
                        ---------------
contemplated by this Agreement, Buyer shall pay a commission in the amount of Fifty Thousand Dollars ($50,000) to ITC Real Estate Group and One Hundred Thousand Dollars ($100,000) to Voit Commercial Brokerage (collectively, the "Buyer's Brokers"). Except for the Buyer's Brokers, and as otherwise set forth in Section 8.2 herein, Seller represents to Buyer, and Buyer represents to Seller, that it is not represented by a broker. Each party hereto agrees that if any person or entity, other than the Buyer's Brokers, makes a claim for brokerage commissions or finder's fees related to the sale of the Properties by Seller to Buyer, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys' fees) in connection therewith. The provisions of this paragraph shall survive Closing or any termination of this Agreement.

          Section 8.2.  Jan-Erik Palm.  Buyer and Seller acknowledge that
                        -------------
Jan-Erik Palm is a licensed California real estate broker and will be receiving a disposition fee from Seller in connection with the transaction contemplated by this Agreement.

                                  ARTICLE IX.

                                  DISCLAIMERS

          Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or its brokers or agents to Buyer in connection with the transaction contemplated hereby.

                                  ARTICLE X.

                                 MISCELLANEOUS

          Section 10.1.  Confidentiality.  Buyer and its representatives shall
                         ---------------
hold in confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that Buyer may disclose (a) prior to the Closing, to the employees, lenders, consultants, accountants and attorneys of Buyer, any such data and information, if such persons agree in writing to treat such data and information confidentially, (b) on and after the Closing, to the public, the fact that Buyer has acquired the Properties and the Purchase Price paid therefor, and (c) at any time, to governmental officials or other third parties (including the public, respecting information contained in public reports), any such data and information as may be required to comply with Buyer's reporting requirements under law. If this Agreement is terminated or Buyer fails to perform hereunder, Buyer shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. This Section shall survive the termination of this Agreement.

          Section 10.2.  Public Disclosure.  Prior to the Closing, any release
                         -----------------
to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form mutually approved by Buyer and Seller. Seller shall not unreasonably withhold or delay its approval of any such release proposed by Buyer. Seller shall have two (2) business days following receipt of a proposed written release from Buyer within which to approve or disapprove such release. Failure to disapprove such release within such period of time shall be deemed to be approval. The provisions of this
Section 10.2 shall survive the Closing or any termination of this Agreement.

          Section 10.3.  Assignment.  Subject to the provisions of this Section
                         ----------
10.3, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto. Buyer may assign its rights under this Agreement if Buyer and the proposed assignee execute and deliver to Seller an assignment and assumption of this Agreement in form and substance reasonably satisfactory to Seller. In no event shall any assignment of this Agreement release or discharge Buyer from any liability or obligation hereunder. Any transfer, directly or indirectly, of more than fifty percent (50%) of any stock, partnership interest or other ownership interest in Buyer shall constitute an assignment of this Agreement. The provisions of this
Section 10.3 shall survive the Closing or any termination of this Agreement.

          Section 10.4.  Notices.  Any notice pursuant to this Agreement shall
                         -------
be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith. Any notice so given shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Notice to S-C shall also be deemed notice to each of Viking I and Viking II. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

          If to Buyer:            Kilroy Realty, L.P.
                                  2250 East Imperial Highway
                                  El Segundo, California  90245
                                  Attention:  Jeffrey C. Hawken
                                  Telephone No. (213) 772-1193
                                  Facsimile No. (310) 322-5981

          with a copy to:         Latham & Watkins
                                  650 Town Center Drive, 20th Floor
                                  Costa Mesa, California  92626
                                  Attention: Bruce Tester
                                  Telephone No. (714) 540-1235
                                  Facsimile No. (714) 755-8290

          If to Seller:           Swede-Cal Properties, Inc.
                                  1000 Quail Street, Suite 220
                                  Newport Beach, California 92660
                                  Attention: Kent V. Berg
                                  Telephone No. (714) 250-0100
                                  Facsimile No. (714) 250-0200

          with a copy to:         Allen, Matkins, Leck, Gamble & Mallory LLP
                                  18400 Von Karman, 4th Floor
                                  Irvine, California 92715
                                  Attention: Thomas C. Foster
                                  Telephone No. (714) 553-1313
                                  Facsimile No. (714) 553-8354

          If to Escrow Holder:    First American Title Insurance Company
                                  114 East Fifth Street
                                  Santa Ana, California 92801
                                  Attention: Judy Moore
                                  Telephone No. (714) 647-4466
                                  Facsimile No. (714) 647-2235

          Section 10.5.  Modifications.  This Agreement cannot be changed
                         -------------
orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

          Section 10.6.  Entire Agreement.  This Agreement, including the
                         ----------------
exhibits and schedules hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter, other than any confidentiality agreement executed in connection with the Properties.

          Section 10.7.  Further Assurances.  Each party agrees that it will
                         ------------------
execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate the transaction contemplated by this Agreement. The provisions of this Section 10.7 shall survive Closing.

          Section 10.8.  Counterparts.  This Agreement may be executed in
                         ------------
counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

          Section 10.9.  Facsimile Signatures.  In order to expedite the
                         --------------------
transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Agreement or any document delivered pursuant hereto. Seller and Buyer intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

          Section 10.10.  Severability.  If any provision of this Agreement is
                          ------------
determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

          Section 10.11.  Applicable Law.  This Agreement shall be governed by
                          --------------
and construed in accordance with the laws of the State in which the Properties are located. Buyer and Seller agree that the provisions of this Section 10.11 shall survive the Closing or any termination of this Agreement.

          Section 10.12.  No Third Party Beneficiary.  The provisions of this
                          --------------------------
Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party; and, accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

          Section 10.13.  Captions.  The section headings appearing in this
                          --------
Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

          Section 10.14.  Construction.  The parties acknowledge that the
                          ------------
parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to take effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

          Section 10.15.  Recordation.  This Agreement may not be recorded by
                          -----------
any party hereto without the prior written consent of the other party hereto. The provisions of this Section 10.15 shall survive the Closing or any termination of this Agreement.

          Section 10.16.  Exhibits.  All exhibits attached to this Agreement
                          --------
are incorporated herein by reference.

          Section 10.17.  Date of Performance.  If the date on which any
                          --------
performance required hereunder is other than a business day, then such performance shall be required as of the next following business day.

          Section 10.18.  Attorneys Fees.  In the event of the bringing of any
                          --------------
action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement or the Assignments of Leases and the Assignments of Contracts entered into concurrently herewith, then in that event, the prevailing party in such action or dispute, whether by final judgment or out of court settlement, shall be entitled to have and recover of and from the other party all costs and expenses of suit, including actual attorneys' fees. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including actual attorneys' fees (collectively "Costs") incurred in enforcing, perfecting and executing such judgment. For the purposes of this paragraph, Costs shall include, without limitation, attorneys' fees, costs and expenses incurred in the following: (i) postjudgment motions; (ii) contempt proceedings; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

SWEDE-CAL PROPERTIES, INC.,

a California corporation

By: /s/ Kent Berg
    ----------------------------------------
Name:  Kent Berg
       -------------------------------------
Title: President
       -------------------------------------


VIKING INVESTORS OF SOUTHERN CALIFORNIA, a California limited partnership


By:  /s/ Kent Berg &  /s/ Jan-Erik Palm
     ---------------------------------------
Name:  Kent Berg  & Jan-Erik Palm
       -------------------------------------
Title: General Partners
       -------------------------------------

VIKING INVESTORS OF SOUTHERN CALIFORNIA II, a California limited partnership

By:  Viking Partners, a general partnership



By:  /s/ Kent Berg &  /s/ Jan-Erik Palm
     ---------------------------------------
Name:  Kent Berg  & Jan-Erik Palm
       -------------------------------------
Title: General Partners
       -------------------------------------


BUYER:

KILROY REALTY, L.P., a Delaware
limited partnership

By:  KILROY REALTY CORPORATION,
     a Maryland corporation, its
     General Partner


By:  /s/ Tyler H. Rose
     ----------------------------------
Name:  Tyler H. Rose
       --------------------------------
Title: Sr. V.P. & Treasurer
       --------------------------------

                                ACKNOWLEDGMENT
                                --------------

          Escrow Holder executes this Agreement below solely for the purpose of acknowledging that it agrees to be bound by the provisions of Sections 1,4, 1.5, 1.6, 1.7, 4.1, 4.2, 4.3, 4.5, 4.6 and 4.7 and 10.4, 10.5 and 10.9 hereof.


ESCROW HOLDER:

FIRST AMERICAN TITLE INSURANCE COMPANY,

a _____________________________________


By:    ________________________________
Name:  ________________________________
Title: ________________________________

                                   EXHIBIT A


                              DESCRIPTION OF LAND

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT B


                           LIST OF PERSONAL PROPERTY



                                     NONE

                                   EXHIBIT C


                         LIST OF OPERATING AGREEMENTS

                                                                                               EXPIRATION
          PROPERTY                     VENDOR NAME                      PURPOSE                   DATE

Dimension Business Park        ADT Security                   Fire Alarm                           08/05/99
                                                              Monitoring/Testing
Anaheim Corporate Center       Security Signal Devices        Fire Alarm                           06/27/99
                                                              Monitoring/Testing
Gothard Industrial Park        Security Signal Devices        Fire Alarm                           04/28/00
                                                              Monitoring/Testing
Anaheim Corporate Center       McQuay Services                HVAC                                 03/31/98
  1400 N. Kellogg Drive
  Anaheim
All Properties                 Commercial Roof Management     Roof                                    11/98

                                   EXHIBIT D


                         LIST OF ENVIRONMENTAL REPORTS


          The following is a list of Environmental, Architectural & Engineering and Seismic reports for the below referenced properties which were delivered to Kilroy Realty Corporation on November 5, 1997:

1.  Alton Business Center              a.  Environmental Due Diligence
                                           Assessment November 8, 1991
                                       b.  Limited Subsurface Investigation
                                           Phase II Report
                                           March 6, 1990

2.  Anaheim Corporate Center           a.  Site Characterization/Final Report
                                           February 1989

3.  Dimension Business Park            a.  Phase I Environmental Audit
                                           June 14, 1990

4.  Gothard Industrial Park            a.  Phase I Environmental Assessment
                                           Update March 14, 1990

5.  Pacific Park Plaza                 a.  Phase I Hazardous Materials
                                           Assessment July 27, 1990

                                   EXHIBIT E


                             TENANT ESTOPPEL FORM

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT F


                      ESCROW HOLDER'S GENERAL PROVISIONS


                            [INTENTIONALLY OMITTED]

                                   EXHIBIT G


                                 FORM OF DEED


                            [INTENTIONALLY OMITTED]

                                   EXHIBIT A

                               LEGAL DESCRIPTION
                               -----------------

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT H


                             FORM OF BILL OF SALE
                             --------------------



                            [INTENTIONALLY OMITTED]

                                   EXHIBIT I


                         FORM OF ASSIGNMENT OF LEASES
                         ----------------------------



                            [INTENTIONALLY OMITTED]

                                   EXHIBIT J


                FORM OF ASSIGNMENT OF CONTRACTS AND INTANGIBLES

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT K


                             FORM OF TENANT NOTICE

                            [INTENTIONALLY OMITTED]

                                  EXHIBIT L-1


                          FORM OF FIRPTA CERTIFICATE

                   CERTIFICATE REGARDING FOREIGN INVESTMENT
                   ----------------------------------------
                           IN REAL PROPERTY TAX ACT
                           ------------------------


                            [INTENTIONALLY OMITTED]

                                   EXHIBIT M


                            [Intentionally Omitted]

                                   EXHIBIT N


                         LIST OF BROKERAGE AGREEMENTS

Lease Commission Agreement dated December 15, 1996 by and between Swede-Cal Properties, Inc. and Cushman & Wakefield of Calif. Inc., as extended, expiring December 31, 1997.

                                   EXHIBIT O


                         LIST OF SPECIFIED LITIGATION


None. Seller has advised Buyer of four pending unlawful detainer actions against tenants.

                                   EXHIBIT P


                           LIST OF VIOLATION NOTICES


Ralph Bowers:  16182 Gothard Street, Suite R, Huntington Beach, California
               92647
               [See attached violation.]

                                   EXHIBIT Q


                                   RENT ROLL



                            [INTENTIONALLY OMITTED]

                                   EXHIBIT R


                          8-K AND AUDIT REQUIREMENTS

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT S

                              CLOSING CERTIFICATE

                            [INTENTIONALLY OMITTED]